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                                                                   Exhibit 10.36

                                  AMENDMENT TO
                  ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
                             - FLEXIBLE PAYMENT PLAN

      This AMENDMENT TO THE ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING - FLEXIBLE PAYMENT PLAN (this "Amendment") is made as of December ___, 1999 by and between Comteq Federal, Inc., a Maryland corporation ("Customer") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

      WHEREAS, Customer and IBM Credit have entered into that certain Agreement for Wholesale Financing ("AWF") dated as of October 10, 1993, and the Addendum to Agreement for Wholesale Financing - Flexible Payment Plan ("FPP") dated as of December 2, 1993 (both as amended, supplemented or otherwise modified from time to time, the "Agreement");

      WHEREAS, Customer and IBM Credit have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended by deleting Exhibit A to the Agreement in its entirety and substituting, in lieu thereof, the Exhibit A attached hereto. Such new Exhibit A shall be effective as of the date specified in the new Exhibit A. The changes contained in the new Exhibit A include, without limitation, that the Valuation Percentage as set forth in the Agreement shall be reduced by an amount that is equal to One Million Dollars ($1,000,000).

Section 3. Representations and Warranties. Customer makes to IBM Credit the following representations and warranties, all of which are material and are made to induce IBM Credit to enter into this Amendment.

A. All representations made by Customer in the Financing Agreement were true, accurate and complete in every respect as of the date made, and after giving effect to this Amendment, all representations made by Customer in the Financing Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make the representations not misleading.

B. The execution and delivery of this Amendment do not violate or cause Customer not to be in compliance with the terms of any agreement to which Customer is a party.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Customer hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Customer, and is not subject to any claims, offsets or defenses.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.


                                   Page 1 of 2                 December 17, 1999
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Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

      IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM CREDIT CORPORATION                  COMTEQ FEDERAL, INC.

By: _____________________________       By: ______________________________

Print Name: _____________________       Print Name: ______________________

Title: __________________________       Title: ___________________________


                                   Page 2 of 2                 December 17, 1999
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          EXHIBIT A, EFFECTIVE DATE December 14, 1999 ("FPP EXHIBIT A"),
    TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING - FLEXIBLE PAYMENT PLAN
                    ("FPP ADDENDUM") DATED December 22, 1993

      Customer's Name: ComTeq Federal, Inc.

1.    FPP Credit Line Fees, Rates and Repayment Terms:

      (a)   FPP Application Processing Fee: $2,500.00;

      (b) FPP Credit Line: Nine Million Five Hundred Thousand Dollars ($9,500,000.00);

      (c)   Valuation Percentage:

            (i) 85% of the amount of Customer's Eligible Accounts as of the date of determination as reflected in the Customer's most recent Collateral Report;

            (ii) 100% of the Customer's inventory in the Customer's possession as of the date of determination as reflected in the Customer's most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, provided, however, IBM Credit has a first priority security interest in such Products and such Products are in new and in un-opened boxes. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customer for Products net of all applicable price reduction credits;

            (iii) less an amount equal to One million Dollars ($1,000,000.00).

      (d) Payment Due Dates will be the 5th, 15th, and 25th of each calendar month;

      (e)   Monthly Service Fee: $500.00;

      (f)   Financing Period: 100 days from the date of each invoice;

      (g) No-Charge Financing Days: For products subsidized by a manufacturer there will be no charge for a certain period of time from the date of the invoice; or

            Basis Points: Unless informed otherwise, for products not subsidized by a manufacturer there will be a one-time charge of 25 basis points for each invoice which is in addition to the Finance Charge Rate beginning on day 1;

      (h)   FPP Financing Charge: Prime Rate plus 1.50%;

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

1.    FPP Credit Line Fees, Rates and Repayment Terms (cont):

      (i) FPP Working Capital Option ("WCO"): Outstanding advances authorized up to the amount of eligible collateral. Total Outstanding Indebtedness not to exceed the FPP credit line amount;

      (j)   WCO Term: 180 days;

      (k)   FPP WCO Financing Charge: Prime Rate plus 1.50%;

      (l)   Maximum Payment Reschedule Option ("PRO") Term: 30 days;

      (m)   FPP PRO Financing Charge: Prime Rate plus 1.50%

      (n)   Delinquency Fee: Prime Rate plus 6.50%;

      (o)   ** Shortfall Transaction Fee: Shortfall Amount multiplied by 0.30%.

Financing Charges will be based on the Average Daily Balance ("ADB") and will be billed monthly. WCO and PRO Advances will become part of Customer's Outstanding Indebtedness to IBM Credit.

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

2.    Documentation Requirements: ("Other Documents")


            o Executed Contingent Blocked Account Amendment to a Lockbox Agreement;

            o Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit's in any First Assets;

            o Executed Waiver of Landlord Lien for all premises in which a landlord has the right of levy for rent;

            o Any and all other documents and/or agreements IBM Credit, in its sole discretion, deems necessary.

            o Fiscal year-end financial statements of Customer as of December 31, 1999 and delivered to IBM Credit no later than 90 days after fiscal year end.

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

2.    Documentation Requirements (continued):

            Customer must submit the following within sixty (60) days after the end of Customer's fiscal year, and as requested by IBM Credit from time to time:

            o A pro forma income statement, balance sheet and cash flow statement for the next 12 months or through the current fiscal year and the following fiscal year; and

            o business narrative that at a minimum should include an explanation on how Customer plans to accomplish significant changes in revenue, gross profit margin, expenses, operating profit margin and net profit. The Customer's business strategy, anticipated business climate, and the headcount that will produce the projected financial results should also be included.

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Exhibit. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

      Consolidated Net Income shall mean, for any period, the net income (or loss), after taxes, of Customer on a consolidated basis for such period determined in accordance with GAAP.

      Current shall mean within the on-going twelve month period.

      Current Assets shall mean assets that are cash or expected to become cash within the on-going twelve months.

      Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

      EBITDA shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Customer for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income: (i) the Customer's provisions for taxes based on income for such period; (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets of Customer for such period.

      Fixed Charges shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the Customer on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made),
      (ii) Interest Expense, (iii) capital expenditures, (iv) dividends, (v) leasehold improvement expenditures and (vi) all provisions for U.S. and non U.S. Federal, state and local taxes.

      Fixed Charge Coverage Ratio shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to
      (ii) Fixed Charges.

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Financial Covenants (continued):

            Interest Expense shall mean, for any period, the aggregate consolidated interest expense of Customer during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

            Long Term shall mean beyond the on-going twelve month period.

            Long Term Assets shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

            Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

            Net Profit after Tax shall mean Revenue plus all other income, minus all costs, including applicable taxes.

            Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

            Subordinated Debt shall mean Customer's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Financial Covenants (continued):

            Tangible Net Worth shall mean:

                  Total Net Worth minus;

                        (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as identified in Customer's financial statements;

                        (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

                        (c)   all callable/redeemable preferred stock.

            Total Assets shall mean the total of Current Assets and Long Term Assets.

            Total Liabilities shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

            Total Net Worth (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

            Working Capital shall mean Current Assets minus Current Liabilities.

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

3.    Non-Financial Covenants:

      Customer agrees to maintain standard all-risk insurance coverage on all locations in the amount of at least Five Hundred Thousand Dollars ($500,000.00) and provide IBM Credit with a copy of the insurance policy. IBM Credit Corporation must be named as a lender loss payee.

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           EXHIBIT A TO ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
               FLEXIBLE PAYMENT PLAN ("FPP EXHIBIT A") (continued)

4.    Financial Report Preparation Requirements:

      Reports due under the terms of the FPP Addendum shall be prepared as follows:

      Annual Reports shall be submitted no later than ninety (90) days after the close of the fiscal year.

      Quarterly Reports shall be prepared internally by the Customer and delivered to IBM Credit no later than forty-five (45) days after the close of the quarter.

      Customer must submit the following within sixty (60) days after the end of Customer's fiscal year, and as requested by IBM Credit from time to time:

            o A pro forma income statement, balance sheet and cash flow statement for the next 12 months or through the current fiscal year and the following fiscal year; and

            o business narrative that at a minimum should include an explanation on how Customer plans to accomplish significant changes in revenue, gross profit margin, expenses, operating profit margin and net profit. The Customer's business strategy, anticipated business climate, and the headcount that will produce the projected financial results should also be included.